Registration No. 333-17865
 ===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933



                           HARVEST STATES COOPERATIVES
               (Exact name of registrant as specified in charter)

                                  -------------

       Minnesota                           5150                  41-0251095
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                                 P.O. Box 64594
                            St. Paul, Minnesota 55164
                                 (612) 646-9433
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                 Thomas F. Baker
                          Group Vice President--Finance
                           Harvest States Cooperatives
                               1667 North Snelling
                            St. Paul, Minnesota 55108
                                 (612) 641-3736
       (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                  -------------

                                     Copy To
                                William B. Payne
                              Dorsey & Whitney LLP
                             220 South Sixth Street
                        Minneapolis, Minnesota 55402-1498
                                 (612) 340-2722




                  DEREGISTRATION OF EQUITY PARTICIPATION UNITS


Harvest States Cooperatives (the "Company"), an agricultural cooperative, registered the public offer and sale of an aggregate of 26,800,000 Equity Participation Units in its Wheat Milling Defined Business Unit ("Milling Units") and 15,300,000 Equity Participation Units in its Oilseed Processing and Refining Defined Business Unit ("Processing and Refining Units") under a Registration Statement on Form S-1, File No. 333-17865 (which was declared effective on February 14, 1997). The Board of Directors of the Company has terminated the offering and agreed to accept all subscriptions received as of June 12, 1997. A total of 4,784,000 Milling Units and 1,072,500 Processing and Refining Units were sold. The Company hereby deregisters the remaining 22,016,000 Milling Units and 14,227,500 Processing and Refining Units.







                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falcon Heights, State of Minnesota, on June 30, 1997.



                                    HARVEST STATES COOPERATIVES


                                    By: /s/John D. Johnson
                                        -------------------------------------
                                        John D. Johnson
                                        President and Chief Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on June 30, 1997.



Signature                                              Title
---------                                              -----

/s/John D. Johnson                        President and Chief Executive Officer
-----------------------------------       (principal executive officer)
John D. Johnson

/s/T. F. Baker                            Group Vice President--Finance
-----------------------------------       (principal financial officer)
T. F. Baker

/s/John Schmitz                           Vice President--Corporate Accounting
-----------------------------------       (principal accounting officer)
John Schmitz

Steven Burnet*                            Chairman of the Board of Directors

Steve Carney*                             Director

Sheldon Haaland*                          Director

Jerry C. Hasnedl*                         Director

Edward Hereford*                          Director

Gerald Kuster*                            Director

Tyrone A. Moos*                           Director

Duane G. Risan*                           Director

William J. Zarak, Jr.*                    Director

Edward Ellison*                           Director

Leonard D. Larsen*                        Director

Duane Stenzel*                            Director

Russell W. Twedt*                         Director

Merlin Van Walleghen*                     Director

*By /s/John D. Johnson
-----------------------------------
    John D. Johnson
    Attorney-in-fact